                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (the "Agreement") being made and entered into as of the 25th day of January 1996, by and between First Chicago NBD Corporation, a Delaware corporation ("FCN"), and Barrington Bancorp, Inc., a Delaware corporation ("BBI").

                                WITNESSETH THAT:

     WHEREAS, FCN is a registered bank holding company under the Bank Holding Company Act of 1956, as amended ("BHC");

     WHEREAS, BBI is a registered savings and loan holding company under the Home Owner's Loan Act, as amended (HOLA");

     WHEREAS, the Boards of Directors of FCN and BBI deem it advisable and in the best interests of the stockholders of FCN and BBI that FCN and BBI become affiliated by causing BBI to be merged with and into, and under the charter of, FCN in accordance with the applicable corporation law of the State of Delaware ("Corporate Law") with FCN deemed to be the continuing and surviving entity (the "Merger"), pursuant to which the stockholders of BBI will receive shares of common stock, $1.00 par value per share, of FCN ("FCN Common Stock") as provided herein in exchange for their shares of common stock, $.01 par value per share, of BBI ("BBI Common Stock"); and

     WHEREAS, FCN and BBI desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also desire to set forth various conditions precedent to the Merger.

     NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:


                                   ARTICLE I.

                                   THE MERGER

     Section 1.01  Effects of the Merger.
                   ---------------------

          (a)  Surviving Corporation.  Subject to the terms and conditions of
               ---------------------
this Agreement, BBI shall be merged with and into, and under the charter of, FCN at the Effective Time (as defined below) in accordance with the Corporate Law with FCN being the continuing and surviving corporation (sometimes referred to hereinafter as the "Surviving Corporation"), and the separate existence of BBI shall cease.

          (b)  Effective Time.  The Merger shall become effective at the date
               --------------
and time specified in the Certificate of Merger accepted for filing by the Secretary of State of the State of Delaware (the "Effective Time"). The parties shall execute, acknowledge and file, in accordance with the Corporate Law, the Certificate of Merger upon the satisfaction of all conditions precedent to the consummation of the transactions contemplated by this Agreement.

          (c)  Rights and Liabilities.  The Surviving Corporation shall be
               ----------------------
called "First Chicago NBD Corporation", and shall possess all of the properties, privileges, immunities, powers, franchises and rights of a public as well as a private nature and be subject to all of the liabilities, restrictions and duties of FCN and BBI and be governed by the laws of the State of Delaware.

          (d)  Restated Certificate of Incorporation.  The Restated Certificate
               -------------------------------------
of Incorporation of FCN shall be the Restated Certificate of Incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and the applicable Corporate Law.

          (e)  Bylaws.   The Bylaws of FCN in effect immediately prior to the
               ------
Effective Time shall be the Bylaws of the Surviving Corporation until altered, amended or repealed as provided therein, or in the Restated Certificate of Incorporation of the Surviving Corporation or the applicable Corporate Law.

          (f)  Directors and Officers.  The directors of the Surviving
               ----------------------
Corporation shall be the persons who were directors of FCN immediately prior to the Effective Time. The officers of the Surviving Corporation shall be the persons who were officers of FCN immediately prior to the Effective Time.

          (g)  Advisory Directors.  The directors and employees of BBI named on
               ------------------
Exhibit 1.01(g) hereto shall be entitled to become a member of the Barrington, Illinois Advisory Board (to be established by FCN upon the Effective Time) for such terms set forth on such Exhibit. Meetings of the Barrington, Illinois Advisory Board shall be held at least once every six months, and each member of the Barrington, Illinois Advisory Board shall receive compensation of $250 per meeting attended.

          (h) Accounting.   For accounting purposes, it is intended that the
              ----------
Merger shall be accounted for as a purchase.

     Section 1.02  Conversion of Stock.  At the Effective Time:
                   -------------------

          (a)  FCN Common Stock.    Each share of FCN Common Stock which is
               ----------------
issued immediately prior thereto (whether then outstanding or held in the treasury of FCN) shall continue to be issued without any change therein and shall continue as one share of Common Stock of the Surviving Corporation.

          (b)  BBI Common Stock.  Each share of BBI Common Stock which is issued
               ----------------
and outstanding immediately prior to the Effective Time (other than "Excluded Shares," which shall mean (i) shares of BBI Common Stock held by BBI, FCN and their respective subsidiaries, which shall be canceled, but not those held in a fiduciary capacity or in satisfaction of debts previously contracted, and (ii) Dissenting Shares as defined in Section 1.02(d) hereof) shall, by virtue of the Agreement and without any action on the part of the holder thereof, be converted into and represent the right to receive and be exchangeable into a number of shares of FCN Common Stock (rounded to the nearest thousandth of a share) equal to a fraction, the numerator of which shall be equal to $25.85, and the denominator of which shall be equal to the average closing price per share of FCN Common Stock (as reported on the New York Stock Exchange Composite Tape (the"NYSE Tape")) for the ten consecutive trading days ending on the fifth trading day prior to the Effective Time as reported in the Wall Street Journal, Midwest Edition (such fraction being the "Exchange Ratio", which shall be rounded to the nearest thousandth of a share), subject to the payment of cash in lieu of fractional shares in accordance with Section 1.04 hereof.

          (c)  Actions Affecting FCN Common Stock.  If, prior to the Effective
               ----------------------------------
Time, shares of FCN Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or there occurs a distribution of warrants or rights with respect to FCN Common Stock, or a stock dividend or stock split is declared with a record date prior to the Effective Time, then in any such event the Exchange Ratio shall be appropriately adjusted.

          (d)  Dissenting Shares.   Any shares of BBI Common Stock held by a
               -----------------
holder who dissents from the Merger in accordance with the Corporate Law and becomes entitled to obtain payment for the fair value of such shares of BBI Common Stock pursuant to the applicable provisions of the Corporate Law shall be herein called "Dissenting Shares." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the Corporate Law.

     Section 1.03  Time and Place of Closing.
                   -------------------------

          (a)  Closing; Closing Date.  The closing of the transactions
               ---------------------
contemplated by this Agreement (the "Closing") will be held on a date mutually agreed upon by FCN and BBI (the "Closing Date"). In the absence of such agreement, the Closing shall be held on the tenth business day after the last to occur of: (i) the receipt of all consents and approvals of government regulatory authorities as legally required to consummate the Merger and the expiration of all statutory waiting periods; and (ii) the requisite approval of the Merger by the stockholders of BBI.

          (b)  Closing Location.  The closing shall take place at the offices of
               ----------------
FCN or such other place as FCN and BBI may mutually agree prior to the Closing Date.

     Section 1.04  Exchange of BBI Common Stock.
                   ----------------------------

          (a)  Exchange Procedures. As soon as practicable after the Effective
               -------------------
Time, the Exchange Agent, which shall be First Chicago Trust Company of New York, or such other exchange agent as shall be selected by FCN and reasonably acceptable to BBI, shall mail to each holder of record of a certificate or certificates (other than certificates representing Excluded Shares) which as of the Effective Time represented outstanding shares of BBI Common Stock (the "Certificates"): (i) a form letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent (or a lost certificate affidavit and bond in a form reasonably acceptable to the Exchange Agent); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration (as herein defined). The "Merger Consideration" shall mean the number of whole shares of FCN Common Stock into which the BBI Common Stock shall have been converted by virtue of the Merger as provided above and the cash value of any fraction of a share of FCN Common Stock as provided below. Upon surrender of a Certificate for cancellation to the Exchange Agent (or a lost certificate affidavit and bond in a form reasonably acceptable to the Exchange Agent), together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive as soon as reasonably practical thereafter the Merger Consideration and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of BBI Common Stock which is not registered in the transfer records of BBI, the Merger Consideration may be issued to a transferee if the Certificate representing such BBI Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by any applicable stock transfer and other taxes. No interest shall be payable on or with respect to the cash in lieu of fractional shares.

          (b)  Delivery of Merger Consideration to Exchange Agent.  At or prior
               --------------------------------------------------
to the Effective Time, FCN shall deliver to the Exchange Agent the aggregate Merger Consideration to be paid for all of the issued and outstanding shares of BBI Common Stock other than Excluded Shares. On an as-required basis, FCN shall promptly and timely tender to the Exchange Agent additional cash funds required for the payment of cash in lieu of fractional shares. The Merger Consideration remaining in the hands of the Exchange Agent for non-surrendered Certificates shall be returned to FCN at the expiration of one year from the Effective Time as provided in Section 1.04(c) below.

          (c)  Failure to Exchange BBI Common Stock.  No dividends or other
               ------------------------------------
distributions declared with respect to FCN Common Stock payable to the holders of record thereof on or after the Effective Time shall be paid to the holder of any non-surrendered Certificate with respect to FCN Common Stock represented thereby until the holder of record shall surrender such Certificate. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a Certificate, the holder thereof shall be entitled to receive any such dividends or distributions, without interest thereon, which theretofore became payable with respect to the FCN Common Stock represented by such Certificate. All dividends or other distributions declared with respect to the FCN Common Stock and payable to the holders of record thereof on or after the Effective Time which are payable to the holder of a Certificate not theretofore surrendered and exchanged for FCN Common Stock pursuant to this Section 1.04 shall either, at the option of the Surviving Corporation, be paid or delivered by the Surviving Corporation to the Exchange Agent in trust either at the option of the Surviving Corporation, for the benefit of such holders or held by the Surviving Corporation in trust for the benefit of such holders. All such dividends and distributions held by the Exchange Agent for payment or delivery to the holders of non-surrendered Certificates unclaimed at the end of one year from the Effective Time shall be repaid or redelivered by the Exchange Agent to the Surviving Corporation after which time any holder of Certificates who has not theretofore surrendered such Certificates to the Exchange Agent, subject to applicable law, shall look as a general creditor only to the Surviving Corporation for payment or delivery of such dividends or distributions, as the case may be. Any Merger Consideration delivered or made available to the Exchange Agent pursuant to this Section 1.04 and not exchanged for Certificates within one year after the Effective Time pursuant to this Section 1.04 shall be returned by the Exchange Agent to the Surviving Corporation which shall thereafter act as Exchange Agent subject to the rights of holders of non-surrendered Certificates.

          (d)  Full Payment.  All shares of FCN Common Stock issued upon the
               ------------
surrender for exchange of BBI Common Stock shall thereupon be validly issued and outstanding, fully paid and non-assessable, and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto.

          (e)  Fractional Shares.  No certificates or scrip representing
               -----------------
fractional shares of FCN Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of the Surviving Corporation shall relate to any factional share, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of the Surviving Corporation. In lieu of any fractional share, the Exchange Agent or the Surviving Corporation, as the case may be, shall pay to each holder of shares of BBI Common Stock who otherwise would be entitled to receive a fractional share of FCN Common Stock an amount of cash (without interest) equal to the product achieved when such fraction is multiplied by the closing price of FCN Common Stock on the New York Stock Exchange ("NYSE") on the trading day immediately preceding the Effective Time, as reported in the Wall Street Journal, Midwest Edition, rounded to the nearest cent.

          (f)  List of BBI Stockholders.  At the Effective Time, BBI shall
               ------------------------
deliver a certified copy of a list of its stockholders to the Exchange Agent, after which there shall be no further registrations or transfers on the stock transfer books of BBI of the shares of BBI Common Stock that were outstanding immediately prior thereto. If, after the Effective Time, Certificates representing such shares are presented to BBI or FCN, they shall be canceled and exchanged as provided in this Article I.

     Section 1.05  Conversion and/or Merger of First Federal Savings Bank of
                   ---------------------------------------------------------
Barrington.   The parties understand that it is the present intention of FCN to
----------
convert First Federal Savings Bank of Barrington ("BBI Bank"), a wholly owned subsidiary of BBI, into a national banking association at or after the Effective Time and/or to merge BBI Bank into one of FCN's national bank Subsidiaries

(retaining BBI Bank's existing office as a branch) at or after the Effective Time (collectively, the "Bank Merger"). BBI shall take all such actions as are reasonably requested by FCN so that FCN may accomplish such conversion and merger as aforesaid. Nothing contained in this Section 1.05 is intended to impose an obligation on FCN to alter the manner in which FCN or any FCN Subsidiary conducts business; provided, however, that FCN, to the extent required by law, shall cause its national bank Subsidiary into which BBI Bank is merged to assume BBI Bank's liquidation account.


                                  ARTICLE II.

     REPRESENTATIONS AND WARRANTIES OF FCN

     FCN represents and warrants to BBI that:

     Section 2.01  Organization.  (a)  FCN is a corporation duly organized,
                   ------------
validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and business and to carry on its business substantially as it has been and is now being conducted. FCN is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect (as herein defined) on FCN or its ability to consummate the transactions contemplated herein. FCN has all requisite corporate power and authority to enter into this Agreement and, subject to the receipt of all requisite regulatory approvals and the expiration of applicable waiting periods, to consummate the transactions contemplated hereby. FCN is duly registered as a bank holding company under BHC.

          (b) As used in this Agreement, the term "Material Adverse Effect" with respect to an entity means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business, operations or results of operations, of such entity and its Subsidiaries taken as a whole; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles, including, but not limited to, a change that would require the bad debt reserve of a thrift institution to be restored to income; (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement; (iii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; or (iv) any one-time special insurance premium assessed by the Federal Deposit Insurance Corporation ("FDIC") on deposits insured by the Savings Association Insurance Fund ("SAIF").

     Section 2.02  Authorization.  The execution, delivery and performance of
                   -------------
this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of FCN. This Agreement has been duly executed and delivered by FCN and, subject to receipt of such approvals of regulatory authorities as may be required by statute or regulation, constitutes the valid and binding obligation of FCN and is enforceable against FCN (except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines).

     Section 2.03  Conflicts.  Subject to the second sentence of this Section
                   ---------
2.03, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, any provision of the Restated Certificate of Incorporation or Bylaws of FCN or similar documents of any FCN Subsidiary (as defined in Section 2.07 hereof) or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to FCN or any FCN Subsidiary or their respective properties, other than those which (i) will be cured or waived prior to the Effective Time; (ii) which will not have a Material Adverse Effect on FCN; or (iii) are disclosed in Section 2.03 of that certain confidential writing delivered by FCN to BBI within two business days prior to the date hereof (the "FCN Disclosure Schedule"). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to FCN in connection with the execution and delivery of this Agreement or the consummation by FCN of the transactions contemplated hereby except for: (a) the filing of all applicable regulatory applications by FCN, BBI and/or their respective Subsidiaries for approval of the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement; (b) the filing by FCN of the registration statement relating to the FCN Common Stock to be issued pursuant to this Agreement (the "Registration Statement") with the SEC and various blue sky authorities, which Registration Statement shall include the prospectus/proxy statement for use in connection with the BBI Stockholders' Meeting (the "Proxy Statement"); (c) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware;
(d) any filings, approvals or no-action letters with or from state securities regulators; (e) any anti-trust filings, consents, waivers or approvals; and (f) the approval of this Agreement and the transactions contemplated hereby by the shareholders of BBI.

     Section 2.04  Anti-takeover Provisions Inapplicable.  No "business
                   -------------------------------------
combination," "moratorium," "control share" or other state anti-takeover statute or regulation (i) prohibits or restricts FCN's ability to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof, or (iii) would subject BBI to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

     Section 2.05  Capitalization.  As of the date hereof, the authorized
                   --------------
capital stock of FCN consists of (i) 750,000,000 shares of FCN Common Stock, $1.00 par value per share, of which, as of December 31, 1995, 315,241,109 shares were issued and outstanding, and (ii) 10,000,000 shares of preferred stock, without par value, of which, as of December 31, 1995, 2,104,574 were issued and outstanding. All of the issued and outstanding shares of FCN Common Stock have been, and all of the shares of FCN Common Stock to be issued in the Merger will be, at the Effective Time, duly and validly authorized and issued, and are or will be, as the case may be, fully paid and non-assessable. None of the outstanding shares of FCN Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of FCN and none of the outstanding shares of FCN Common Stock is or will be entitled to any preemptive rights in respect of the Merger or any of the other transactions contemplated by this Agreement.

     Section 2.06  FCN Financial Statements; Material Changes.  FCN has
                   ------------------------------------------
heretofore delivered to BBI its audited supplemental consolidated financial statements contained in its Form 8-K Report dated December 4, 1995 (the "FCN Financial Statements"). The FCN Financial Statements (x) are true and correct in all material respects; (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, and except in the case of unaudited consolidated financial statements for the absence of footnotes and for normal recurring year-end adjustments which are not material); and (z) fairly present the consolidated financial position of FCN as of the dates thereof and the consolidated results of its operations, stockholders' equity, cash flows and changes in financial position for the periods then ended. Since September 30, 1995 to the date hereof, FCN has not undergone or suffered any changes in its condition (financial or otherwise), which would have a Material Adverse Effect on FCN except as disclosed in Section 2.06 of the FCN Disclosure Schedule or in the FCN Financial Statements or, for purposes of Section 6.02 hereof, as disclosed by FCN in its documents filed with the SEC on or prior to the second business day before the start of the ten consecutive trading day period referenced in Section 1.02(b) hereof.

     Section 2.07  FCN Subsidiaries.  (a)  Except for directors' qualifying
                   ----------------
shares, FCN owns directly or indirectly all of the issued and outstanding shares of capital stock of the FCN Significant Subsidiaries. All of the shares of capital stock of each FCN Significant Subsidiary held by FCN or a FCN Significant Subsidiary are fully paid and non-assessable and are owned free and clear of any claim, lien or encumbrance, except as disclosed on Section 2.07 of the FCN Disclosure Schedule.

          (b) Each FCN Significant Subsidiary is either a bank or a corporation and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Material Adverse Effect on FCN or the ability of FCN to consummate the transactions contemplated herein. Each FCN Significant Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets, properties and business and to carry on its business as it has been and is now being conducted.

          (c) For purposes of this Agreement, an "FCN Subsidiary" or a "Subsidiary" of FCN shall mean each corporation, financial institution and other entity which is consolidated with FCN for financial reporting purposes; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity; and an "FCN Significant Subsidiary" or "Significant Subsidiary" of FCN shall mean any Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the SEC.

     Section 2.08  FCN Filings.  FCN has previously made available, or will make
                   -----------
available prior to the Effective Time, to BBI true and correct copies of (i) proxy statements of NBD Bancorp, Inc. ("NBD") and First Chicago Corporation ("FCC"), the predecessor corporations to FCN, relating to all meetings of their respective stockholders (whether special or annual) during calendar years 1994 and 1995 and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities and Exchange Act of 1934, as amended (the "Securities Exchange Act") by FCC, NBD or FCN with the SEC since January 1, 1994, including without limitation, all reports on Forms 10-K, 10-Q and 8-K.

     Section 2.09  FCN Reports.  Since January 1, 1994, each of NBD, FCC and
                   -----------
FCN, and the FCN Significant Subsidiaries, has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it was, or will be required to file with the SEC, the Federal Reserve Board, the Office of the Comptroller of the Currency ("OCC"), the FDIC, the NASD and other applicable banking, securities and other regulatory authorities except where the failure to make such filing has not or will not have a Material Adverse Effect on FCN. There is no unresolved violation, criticism or exception by the SEC, Federal Reserve Board, OCC, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is likely to have a Material Adverse Effect on FCN.

     Section 2.10  Compliance with Laws.  (a)  Except as disclosed in Section
                   --------------------
2.10 of the FCN Disclosure Schedule, the businesses of FCN and the FCN Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, including, without limitation, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employee benefits, and any statutes or ordinances relating to the properties occupied or used by FCN or any FCN Subsidiary, except for possible violations which either singly or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Material Adverse Effect on FCN.

          (b) Except as disclosed in Section 2.10 of the FCN Disclosure Schedule, no investigation or review by any governmental entity with respect to FCN or any FCN Subsidiary is pending or, to the best knowledge of FCN, threatened, nor has any governmental entity indicated to FCN an intention to conduct the same, other than normal regulatory examinations or those the outcome of which will not have a Material Adverse Effect on FCN.

          (c) FCN and each of the FCN Subsidiaries, where applicable, is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, FCN has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause FCN or any of the FCN Subsidiaries to fail to be in substantial compliance with such provisions. No FCN Subsidiary that is a financial institution has a Community Reinvestment Act rating from an applicable regulatory authority which is less than "satisfactory."

     Section 2.11  Disclosure.  None of the written information supplied by FCN
                   ----------
for inclusion in the Proxy Statement relating to the BBI Stockholders' Meeting or the information relating to FCN and the FCN Subsidiaries in the Registration Statement, will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the BBI Stockholders' Meeting or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act").

     Section 2.12  Litigation.  Except as disclosed in Section 2.12 of the FCN
                   ----------
Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of FCN, threatened, against or affecting FCN or any FCN Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which in the reasonable judgment of FCN is likely to have a Material Adverse Effect on FCN or materially adversely affect the ability of FCN to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein.

     Section 2.13  Taxes.   Except as disclosed in Section 2.13 of the FCN
                   ------
Disclosure Schedule, FCN and the FCN Significant Subsidiaries have each timely filed all tax and information returns required to be filed, except for such failures to file as cannot be reasonably expected to have a Material Adverse Effect on FCN. FCN and its Significant Subsidiaries have duly and timely paid, or established adequate reserves for the payment of, or is contesting in good faith, all taxes required to be paid in respect of the periods covered by such returns.

     Section 2.14   FCN Benefit Plans.  Each of the FCN benefit plans that is
                    -----------------
qualified under Section 401(a) of the Code ("FCN Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code, and, to the best of FCN's knowledge, there exist no circumstances likely to materially adversely affect the qualified status of any such FCN Qualified Plan. All such FCN Qualified Plans established or maintained by FCN or any of the FCN Subsidiaries or to which FCN or any of the FCN Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such FCN Qualified Plans.

     Section 2.15  Compliance With Environmental Laws.  Except as set forth in
                   ----------------------------------
Section 2.15 of the FCN Disclosure Schedule, all real property owned or occupied by FCN or any of its Subsidiaries (the "FCN Real Property"), is in compliance with all applicable environmental laws and regulations, except for such non-compliance as cannot be reasonably expected to have a Material Adverse Effect on FCN. To the knowledge of FCN, there are no outstanding citations, notices of violation, or orders of noncompliance issued to FCN or any of its Significant Subsidiaries, nor have FCN or any of its Significant Subsidiaries been advised that any such citation, notice of violation or order of noncompliance is contemplated, pursuant to any environmental law or regulation relating to any such FCN Real Property owned or occupied by FCN or any of its Significant Subsidiaries or relating to any real property no longer owned or occupied by FCN or any of its Significant Subsidiaries where the failure to cure the subject of such citation, notice of violation or order of noncompliance could reasonably be expected to have a Material Adverse Effect on FCN. To the knowledge of FCN, there are no liens against such FCN Real Property imposed pursuant to any environmental law or regulation which would have a Material Adverse Effect on FCN.

     Section 2.16  Contracts and Commitments.  Section 2.16 of the FCN
                   -------------------------
Disclosure Schedule contains (and shall be supplemented by FCN, as required by Section 5.10 hereof, so as to contain at the Closing Date) copies of the Restated Certificate of Incorporation and Bylaws of FCN, certified by an officer of FCN to be true and correct copies of such documents on the dates of such certificates.


     Section 2.17  Undisclosed Liabilities.  All of the obligations or
                   -----------------------
liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, including taxes with respect to or based upon transactions or events heretofore occurring, that are required to be reflected, disclosed or reserved against in audited consolidated financial statements of FCN in accordance with generally accepted accounting principles ("Liabilities") have been so reflected, disclosed or reserved against in the FCN Financial Statements or in the notes thereto, and FCN and the FCN Subsidiaries have no other Liabilities except (a) Liabilities incurred since September 30, 1995 in the ordinary course of business or (b)

Liabilities that, either alone or when combined with all similar liabilities, reasonably could not be expected to have a Material Adverse Effect on FCN.

     Section 2.18  Assets.  (a)  FCN and the FCN Subsidiaries have good and
                   ------
marketable title to their real properties, including leaseholds, and their other assets and properties, all as reflected as owned or held by FCN in the FCN Financial Statements, and those acquired since the date of the FCN Financial Statements, except for assets and properties (i) disposed of since such date or
(ii) the failure to have good and marketable title with respect to which is not reasonably expected to have a Material Adverse Effect on FCN.

          (b) All leases pursuant to which FCN or any FCN Subsidiary, as lessee, leases real or personal property which are material to the business of FCN on a consolidated basis are, to the best knowledge of FCN, valid, effective, and enforceable against the lessor in accordance with their respective terms except where their invalidity, ineffectiveness or unenforceability is not reasonably expected to have a Material Adverse Effect on FCN.


                                  ARTICLE III.


     REPRESENTATIONS AND WARRANTIES OF BBI

     BBI represents and warrants to FCN that:

     Section 3.01  Organization.  BBI is a corporation duly organized, validly
                   ------------
existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and business and to carry on its business substantially as it has been and is now being conducted. BBI is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Material Adverse Effect on BBI or its ability to consummate the transactions contemplated herein. BBI has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the Merger by its stockholders and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby. BBI is duly registered as a savings and loan holding company under HOLA.

     Section 3.02  Authorization.  The execution, delivery and performance of
                   -------------
this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of BBI. This Agreement has been duly executed and delivered by BBI and, subject to receipt of such approvals of regulatory authorities as may be required by statute or regulation, constitutes the valid and binding obligation of BBI and is enforceable against BBI (except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines).

     Section 3.03  Conflicts.  Subject to the second sentence of this Section
                   ---------
3.03, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any property or assets under, any provision of the Certificate of Incorporation or Bylaws of BBI or similar documents of any BBI Subsidiary (as defined in Section
3.07 hereof), or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BBI or BBI Bank or their respective properties, other than those which (i) will be cured or waived prior to the Effective Time; (ii) which will not have a Material Adverse Effect on BBI or BBI Bank; or (iii) are disclosed in Section 3.03 of that certain confidential writing delivered by BBI to FCN within two business days prior to the date hereof (the "BBI Disclosure Schedule"). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to BBI or BBI Bank in connection with the execution and delivery of this Agreement or the consummation by BBI of the transactions contemplated hereby, including the Bank Merger, except for: (a) the filing of all applicable regulatory applications by FCN, BBI and/or their respective Subsidiaries for approval of the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement; (b) the filing by FCN of the Registration Statement with the SEC and various blue sky authorities; (c) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware; (d) any filings, approvals or non-action letters with or from state securities regulators; (e) any anti-trust filings, consents, waivers or approvals; and (f) the approval of this Agreement and the transactions contemplated hereby by the shareholders of BBI.

     Section 3.04  Anti-takeover Provisions Inapplicable.  No "business
                   -------------------------------------
combination," "moratorium," "control share" or other state anti-takeover statute or regulation, (i) prohibits or restricts BBI's ability to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby, (ii) would have the effect of invalidating or voiding this Agreement or any provision hereof, or (iii) would subject FCN to any material impediment or condition in connection with the exercise of any of its right under this Agreement.

     Section 3.05  Capitalization.  (a)  As of the date hereof, the authorized
                   --------------
capital stock of BBI consists of (i) 1,100,000 shares of BBI Common Stock, $0.01 par value, of which 661,250 shares were issued and outstanding and no shares were held as treasury shares as of December 31, 1995 and (ii) 100,000 shares of preferred stock, $0.01 par value, of which none are issued and outstanding. All of the issued and outstanding shares of BBI Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of BBI Common Stock has been issued in violation of any preemptive rights of current or past stockholders or are subject to any preemptive rights of the current or past stockholders of BBI. All of the issued and outstanding shares of BBI Common Stock will be entitled to vote to approve this Agreement and the Merger.

          (b) As of December 31, 1995, BBI had 66,125 shares of BBI Common Stock reserved for issuance under the BBI 1993 Stock Option and Incentive Plan (the "BBI Stock Option Plan") for the benefit of employees and directors of BBI and BBI Bank, pursuant to which options covering 54,896 shares of BBI Common Stock were outstanding as of such date (the "BBI Stock Options"). As of December 31, 1995, 22,861 shares of BBI Common Stock were outstanding under BBI Bank's Recognition and Retention Plan and Trust (the "RRP"). As of December 31, 1995, 52,900 shares of BBI Common Stock were outstanding under the BBI Employee Stock Ownership Plan ("ESOP"). Except as set forth in this Section, there are no shares of capital stock or other equity securities of BBI outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of BBI or BBI Bank, or contracts, commitments, understandings, or arrangements by which either BBI or BBI Bank is or may be bound to issue additional shares of its capital stock or options, warranties, or rights to purchase or acquire any additional share of its capital stock. Each BBI Stock Option has an exercise price of $10.00 per share, except that one participant under the BBI Stock Option Plan has a BBI Stock Option, covering 2,000 shares of BBI Common Stock, with an exercise price of $19.50 per share. Neither the execution or delivery of this Agreement, the approval of the Merger and this Agreement by the BBI stockholders nor the consummation of the transactions contemplated herein will accelerate the vesting or exercisability of any BBI Stock Options or BBI Common Stock issued or outstanding pursuant to the BBI Stock Option Plan or RRP.

     Section 3.06  BBI Financial Statements; Material Changes.  BBI has
                   ------------------------------------------
heretofore delivered to FCN its audited, consolidated financial statements for fiscal years ended December 31, 1994 and December 31, 1993 and its unaudited consolidated financial statements for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995 (together the "BBI Financial Statements"). The BBI Financial Statements (x) are true and correct in all material respects; (y) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, and except in the case of the unaudited consolidated financial statements for the absence of footnotes and for normal and recurring year-end adjustments which are not material); and (z) fairly present the consolidated financial position of BBI as of the dates thereof and the consolidated results of its operations, stockholders' equity, cash flows and changes in financial position for the periods then ended. Since December 31, 1994 to the date hereof, BBI and its Subsidiary have not undergone or suffered any changes in their respective condition (financial or otherwise), properties, business or operations which have been, in any case or in the aggregate, materially adverse to BBI on a consolidated basis except as disclosed in Section
3.06 of the BBI Disclosure Schedule.

     Section 3.07  BBI Subsidiaries.  (a)  The only Subsidiary of BBI is BBI
                   ----------------
Bank. BBI owns directly or indirectly all of the issued and outstanding shares of capital stock of BBI Bank. As of the date hereof, the authorized capital stock of BBI Bank consists of (i) 1,100,000 shares of common stock, $.01 par value, of which as of December 31, 1995, 661,250 shares were issued and outstanding and no shares were held as treasury shares and (ii) 100,000 shares of preferred stock with no par value, of which, as of December 31, 1995, none were issued and outstanding. Except as set forth in Section 3.07 of the BBI Disclosure Schedule, neither BBI nor BBI Bank owns directly or indirectly any debt or equity securities, or other proprietary interest in any other corporation, joint venture, partnership, entity, association or other business. All of the shares of capital stock of BBI Bank held by BBI are fully paid and non-assessable and are owned free and clear of any claim, lien or encumbrance, except as disclosed in Section 3.07 of the BBI Disclosure Schedule.

          (b) BBI Bank is a federally-chartered stock savings institution and is duly organized and validly existing under the laws of the United States. BBI Bank has the corporate power and authority necessary for it to own, operate or lease its assets, properties and business and to carry on its business substantially as it has been and is now being conducted.

          (c) For purposes of this Agreement, a "BBI Subsidiary" or a "Subsidiary" of BBI shall mean each corporation, savings bank, association, and other entity in which BBI owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

          (d) BBI Bank is a member in good standing of the Federal Home Loan Bank System. All eligible deposit accounts issued by BBI Bank are insured by the FDIC through the SAIF to the full extent permitted under applicable law.
BBI Bank is, and at all times since June 1, 1990 has been, a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code and a "qualified thrift lender" as defined in Section 10(m) of HOLA. The liquidation account established by BBI Bank in connection with its conversion from mutual to stock form has been maintained since its establishment in accordance with applicable laws and the records with respect to said account are complete and accurate in all material respects.

     Section 3.08  BBI Filings.  BBI has previously made available, or will make
                   -----------
available prior to the Effective Time, to FCN true and complete copies of the
(i) proxy statements relating to all meetings of stockholders (whether special or annual) of BBI during calendar years 1993, 1994 and 1995 and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities Exchange Act by BBI with the SEC since January 1, 1994, including without limitation, all reports on Forms 10-KSB, 10-QSB and 8-K.

     Section 3.09  BBI Reports.  Since January 1, 1994, each of BBI and BBI Bank
                   -----------
has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it has, or will be, required to file with the SEC, the OTS, the FDIC, the NASD and other applicable banking, securities and other regulatory authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except for normal examinations conducted by the Internal Revenue Service, state and local taxing authorities, the OTS or the FDIC in the regular course of the business of BBI or BBI Bank, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of BBI, investigation into the business or operations of BBI or BBI Bank within the past two years except as set forth in Section 3.09 of the BBI Disclosure Schedule. There is no unresolved violation, criticism or exception by the SEC, OTS, FDIC or other agency, commission or entity with respect to any report or statement referred to herein that is material to BBI or BBI Bank.

     Section 3.10  Compliance With Laws.  (a)  Except as disclosed in Section
                   --------------------
3.10 of the BBI Disclosure Schedule, the businesses of BBI and BBI Bank are being conducted, in all material respects, in compliance with all laws, ordinances or regulations of governmental authorities, including without limitation, laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employee benefits, and any statutes or ordinances relating to the properties occupied or used by BBI or BBI Bank.

          (b) Except as disclosed in Section 3.10 of the BBI Disclosure Schedule, no investigation or review by any governmental entity with respect to BBI or BBI Bank is pending or, to the best knowledge of BBI, threatened, nor has any governmental entity indicated to BBI an intention to conduct the same, other than normal thrift regulatory examinations and those the outcome of which will not have a Material Adverse Effect on BBI.

          (c) BBI and BBI Bank, where applicable, is in substantial compliance with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder. As of the date of this Agreement, BBI has not been advised of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause BBI or BBI Bank to fail to be in substantial compliance with such provisions. BBI Bank does not have a Community Reinvestment Act rating from an applicable regulatory authority which is less than "satisfactory."

     Section 3.11  Disclosure.  None of the information supplied by BBI for
                   ----------
inclusion in the Proxy Statement or in the Registration Statement, will, in the case of the Proxy Statement or any amendments thereof, at the time of the BBI Stockholders' Meeting or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 3.12  Litigation.  Except as disclosed in Section 3.12 of the BBI
                   ----------
Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of BBI, threatened, against or affecting BBI or BBI Bank or any of their respective officers, directors, employees or agents, in their capacities as such, which is seeking equitable relief or damages against BBI, BBI Bank, or any of their respective officers, directors, employees or agents, in their capacities as such, in excess of $50,000, or which would materially affect the ability of BBI to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against BBI or BBI Bank or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect.

     Section 3.13  Licenses.  BBI and BBI Bank hold all licenses, certificates,
                   --------
permits, franchises and all patents, trademarks, service marks, trade names, copyrights or right thereto, and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

     Section 3.14  Taxes.   (a)  Except as disclosed in Section 3.14 of the BBI
                   -----
Disclosure Schedule, BBI and BBI Bank have each timely filed all tax and information returns required to be filed, except for such failures to file as cannot be reasonably expected to have a Material Adverse Effect on BBI. BBI and BBI Bank have paid (or BBI has paid on behalf of BBI Bank), or have accrued on their respective books and set up an adequate reserve for the payment of, all taxes reflected on such returns as required to be paid in respect of the periods covered by such returns and have accrued on their respective books and set up an adequate reserve for the payment of all income and other taxes anticipated to be payable in respect of periods through the end of the calendar month next preceding the date hereof. Neither BBI nor BBI Bank is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against BBI or BBI Bank that have not been resolved or settled and no requests for waivers of the time to assess any such tax are pending or have been agreed to. The income tax returns of BBI and BBI Bank have not been audited by the Internal Revenue Service, state, municipal or other taxing authority since 1994. Neither BBI nor BBI Bank is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of BBI and BBI Bank have been accounted for in accordance with generally accepted accounting principles.

          (b) BBI has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where BBI was not the common parent of the group. Neither BBI nor BBI Bank is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than BBI or BBI Bank.

          (c) BBI and BBI Bank have each withheld amounts from its employees, stockholders, or holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, have filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

     Section 3.15  Insurance.  BBI and BBI Bank maintain insurance with insurers
                   ---------
which in the best judgment of management of BBI are sound and reputable, on their respective assets, and upon their respective businesses and operations, against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. BBI and BBI Bank maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by BBI and BBI Bank have been filed in due and timely fashion.

     Section 3.16  BBI Benefit Plans.  (a)   Section 3.16 of the BBI Disclosure
                   -----------------
Schedule contains a list and a true and correct copy (or, a description with respect to any oral employee benefit plan, practice, policy or arrangement), including all amendments thereto, of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock grant, stock appreciation right, ESOP, life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of BBI or BBI Bank or their respective beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) of ERISA, which BBI or BBI Bank maintains, to which BBI or BBI Bank contributes, or under which any employee, former employee, director or former director of BBI or BBI Bank is covered or has benefit rights and pursuant to which any liability of BBI or BBI Bank exists or is reasonably likely to occur (the "BBI Benefit Plans"). Except as set forth in Section 3.16 of the BBI Disclosure Schedule, BBI and BBI Bank neither maintain nor have entered into any BBI Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of BBI or BBI Bank or their respective beneficiaries, or other provisions, which would cause an increase in the liability of BBI or BBI

Bank or to FCN or any FCN Subsidiary as a result of the transactions contemplated by this Agreement or any related action thereafter (a "Change in Control Benefit"). The term "BBI Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 3.16, provided that the term "Benefit Plan" or "Benefit Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. No Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA.

          (b) Each of the BBI Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift or savings plan that is qualified under
Section 401(a) of the Code ("BBI Qualified Plans") has been determined by the Internal Revenue Service to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the Internal Revenue Service prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application is included in Section 3.16 of the BBI Disclosure Schedule) and, to the best of BBI's knowledge, there exist no circumstances likely to materially adversely affect the qualified status of any such BBI Qualified Plan. All such BBI Qualified Plans established or maintained by BBI or any of BBI Bank or to which BBI or BBI Bank contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective
Time) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such BBI Qualified Plans. Neither BBI nor BBI Bank is a plan sponsor of, or contributes to, a defined benefit pension plan which is subject to Title IV of ERISA. All accrued contributions and other payments required to be made by BBI or BBI Bank to any BBI Benefit Plan through December 31, 1995, have been made or reserves adequate for such purposes as of December 31, 1995, have been set aside therefor and will be reflected in the BBI Financial Statements, dated as of December 31, 1995. Neither BBI nor BBI Bank is in material default in performing any of its respective contractual obligations under any of the BBI Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

          (c) There is no pending or, to the best knowledge of BBI, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of the BBI Benefit Plans (or with respect to the administration of any such Plans) now or heretofore maintained by BBI or BBI Bank which allege violations of applicable state or federal law which are reasonably likely to result in a liability on the part of BBI or BBI Bank or any such Plan.

          (d) BBI and BBI Bank and all other persons having fiduciary or other responsibilities or duties with respect to any BBI Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the PBGC and the Internal Revenue Service under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any BBI Benefit Plan. No BBI Benefit Plan has engaged in or been a party to a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975(c) of the Code). All BBI Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation requirements of
Section 4980B of the Code and Section 601 of ERISA.

          (e) Neither BBI nor BBI Bank has made any payments, or is or has been a party to any agreement or any BBI Benefit Plan, that under any circumstances could obligate it to make payments that are or will not be deductible because of Sections 162(m) or 280G of the Code.

          (f) Section 3.16 of the BBI Disclosure Schedule describes any obligation that BBI or BBI Bank has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverage and their ages.

          (g) Section 3.16 of the BBI Disclosure Schedule lists: (i) each employment, compensation, consulting, severance or termination agreement to which BBI or BBI Bank is a party; (ii) each BBI Stock Option, showing the holder thereof, the number of shares, the exercise price per share, the vesting dates thereof, and a copy of the option agreements relating thereto; and (iii) each of the RRP participants, showing the number of outstanding shares of BBI Common Stock credited to each participant and the vesting dates thereof.

          (h) BBI and BBI Bank have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each BBI Benefit Plan with the Internal Revenue Service and the Department of Labor, as prescribed by the Code or ERISA, or regulations issued thereunder.
All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing which would be material to the financial condition of BBI on a consolidated basis. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

          (i) None of the actions taken or contemplated to be taken in accordance with Section 5.12(c) of this Agreement will violate or conflict with any agreement or understanding with the ESOP trustee.

     Section 3.17  Compliance with Environmental Laws.  (a)  Except as set forth
                   ----------------------------------
in Section 3.17 of the BBI Disclosure Schedule, all real property owned or occupied by BBI or BBI Bank (the "BBI Real Property"), is in compliance with all applicable environmental laws and regulations, except for such non-compliance as cannot be reasonably expected to have a Material Adverse Effect on BBI. To the knowledge of BBI, there are no outstanding citations, notices of violation, or orders of noncompliance issued to BBI or BBI Bank, nor have BBI or BBI Bank been advised that any such citation, notice of violation or order of noncompliance is contemplated, pursuant to any environmental law or regulation relating to any such BBI Real Property owned or occupied by BBI or relating to any real property no longer owned or occupied by BBI or BBI Bank where the failure to cure the subject of such citation, notice of violation or order of noncompliance could reasonably be expected to have a Material Adverse Effect on BBI. To the knowledge of BBI, there are no liens against such BBI Real Property imposed pursuant to any environmental law or regulation which would have a Material Adverse Effect on BBI.

     Section 3.18  Contracts and Commitments.  Section 3.18 of the BBI
                   -------------------------
Disclosure Schedule contains (and shall be supplemented by BBI, as required by Section 5.10 hereof, so as to contain at the Closing Date) copies of each of the following documents, certified by an officer of BBI to be true and correct copies of such documents on the dates of such certificates:

          (a) A list and description of each outstanding loan agreement, mortgage, pledge agreement or other similar document or commitment to extend credit to any officer or director of BBI or BBI Bank.

          (b) A list and description of each outstanding letter of credit and each commitment to issue a letter of credit in excess of $50,000 to which BBI or BBI Bank is a party and/or under which it may (contingently or otherwise) have any liability.

          (c) A list and description of each contract or agreement (not otherwise included in the BBI Disclosure Schedule or specifically excluded therefrom in accordance with the terms of this Agreement) involving goods, services or occupancy and which (i) has a term of more than six months; (ii) cannot be terminated on thirty days (or less) written notice without penalty; and (iii) involves an annual expenditure by BBI or BBI Bank in excess of $25,000.

          (d) The Certificate of Incorporation, Charter and Bylaws of BBI and BBI Bank.

          (e) A list and description of all powers of attorney granted by BBI or BBI Bank which are currently in force.

          (f) A list of all policies of insurance currently maintained by BBI or BBI Bank and a list of all unsettled or outstanding claims of BBI or BBI Bank which have been, or to the best knowledge of BBI, will be, filed with the companies providing insurance coverage for BBI or BBI Bank (except for routine claims for health benefits).

          (g) Each lease or license with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $50,000 to which BBI or BBI Bank is a party, which does not expire within six months from the date hereof and cannot be terminated upon 30 days (or less) written notice without penalty.

          (h) All employment, consulting, advisory and professional services contracts or arrangements to which BBI or BBI Bank is a party, including an estimate of the fees and expenses paid or payable thereunder.

          (i) All judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of BBI or BBI Bank which, by their terms, continue to bind or affect BBI or BBI Bank.

          (j) All orders, decrees, or other agreements with regulatory agencies binding upon or affecting the current operations of BBI or BBI Bank or any of their directors of officers in their capacities as such.

          (k) All trademarks, trade names, service marks, patents, or copyrights, whether registered or the subject of an application for registration, which are owned by BBI or BBI Bank or licensed from a third party.

          (l) All contracts, agreements, commitments and understandings with any labor union or guild (including any collective bargaining agreement).

          (m) Each other agreement to which BBI or BBI Bank is a party (which does not expire within six months from the date hereof and cannot be terminated upon 30 days (or less) written notice without penalty) which individually during its term could commit BBI or BBI Bank to an expenditure (either individually or through a series of installments) in excess of $50,000 or which creates a material right or benefit to receive payments, goods or services not referred to elsewhere in this Section 3.18 including without limitation:

           (i) each agreement of guaranty or indemnification running to any person;

          (ii) each agreement containing any covenant limiting the right of BBI or BBI Bank to engage in any line of business or to compete with any person;

          (iii) each agreement with respect to any license, permit and similar matter that is necessary to the operations of BBI or BBI Bank;

           (iv) each agreement that requires the consent or approval of any other party in order to consummate the Merger;

            (v) each agreement relating to the servicing of loans and each mortgage forward commitment and similar agreement pursuant to which BBI or BBI Bank sells to others mortgages which it originates;

           (vi) each contract relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities and each interest rate swap agreement or other agreement relating to the hedging of interest rate risks; and

          (vii) each contract or agreement (with the exception of the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation Seller's Guide), including but not limited to each contract or agreement pursuant to which BBI or BBI Bank has sold, transferred, assigned or agreed to service any loan, which provides for any recourse or indemnification obligation on the part of BBI or BBI Bank.

     Section 3.19  Defaults.  There has not been any default in any material
                   --------
obligation to be performed by BBI or BBI Bank under any material contract or commitment, and neither BBI or BBI Bank has waived, and will not waive prior to the Effective Time, any material right under any material contract or commitment. To the best knowledge of BBI, no other party to any material contract or commitment is in default in any material obligation to be performed by such party.

     Section 3.20  Corporate Records.  The corporate record books, transfer
                   -----------------
books and stock ledgers of BBI and BBI Bank are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, Boards of Directors and committees of the Boards of Directors of BBI and BBI Bank and all transactions in their respective capital stocks, since their respective inceptions.

     Section 3.21  Undisclosed Liabilities.  All of the Liabilities have, in the
                   -----------------------
case of BBI and BBI Bank, been reflected, disclosed or reserved against in the BBI Financial Statements or in the notes thereto, and BBI and BBI Bank have no other Liabilities except (a) Liabilities incurred since September 30, 1995 in the ordinary course of business or (b) as disclosed in Section 3.21 of the BBI Disclosure Schedule.

     Section 3.22  Assets.  (a)  BBI and BBI Bank have good and marketable title
                   ------
to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by BBI or BBI Bank in the BBI Financial Statements dated as of September 30, 1995, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business and (ii) liens (except taxes which are a lien but not yet payable and easements, rights-of-way and other non-monetary restrictions which are not material) none of which, in the aggregate, except as set forth in Section 3.22 of the

BBI Disclosure Schedule, are material to the assets of BBI on a consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of BBI and BBI Bank (whether owned or leased) are in good operating condition and have been well maintained, reasonable wear and tear excepted. Title to all real property owned by BBI and BBI Bank, including its main office at 120 S. Hough Street, Barrington, Illinois, is held in fee simple, except as otherwise noted in the BBI Financial Statements as of September 30, 1995, or as set forth in Section 3.22 of the BBI Disclosure Schedule. BBI or BBI Bank have title or other rights to their respective assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in the BBI Financial Statements as of September 30, 1995 or in Section 3.22 of the BBI Disclosure Schedule, free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to BBI or BBI Bank.

          (b) All leases pursuant to which BBI or BBI Bank as lessee, leases real or personal property which are material to the business of BBI on a consolidated basis are, to the best knowledge of BBI, valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which with notice or lapse of time or both would constitute a default, with respect to either BBI or BBI Bank, or to the best knowledge of BBI, the other party.
Except as disclosed in Section 3.22 of the BBI Disclosure Schedule, none of such leases contains a prohibition against assignment by BBI or BBI Bank, by operation of law or otherwise, or any other provision which would preclude the Surviving Corporation or BBI Bank from possessing and using the leased premises for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the use by BBI or BBI Bank as of the date of this Agreement.

     Section 3.23  Indemnification.  To the best knowledge of BBI, except as set
                   ---------------
forth in Section 3.23 of the BBI Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of BBI or any BBI Subsidiary has occurred which would give rise to a claim or a potential claim by any such person for indemnification from BBI or any BBI Subsidiary under any corporate indemnification provisions of BBI or any BBI Subsidiary in effect on the date of this Agreement (whether contained in BBI's or BBI Bank's Certificate of Incorporation, Charter or Bylaws or arising by virtue of any contract, resolution or other agreement or document).

                                  ARTICLE IV.

     COVENANTS OF FCN AND BBI

       Section 4.01  Business in Ordinary Course.
                     ---------------------------

          (a) During the period from the date of this Agreement to the Effective Time, BBI shall, and shall cause its Subsidiary to, conduct its business only in the ordinary and usual course consistent with past practices and shall, and shall cause such Subsidiary to, use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

          (b) Without the prior written consent of FCN, BBI shall not declare, set aside or pay any dividend or make any other distribution with respect to its capital stock whether in cash, stock or other property, after the date of this Agreement, except for the declaration and payment of regular quarterly cash dividends on the BBI Common Stock in an amount not to exceed the amount of the most recent quarterly cash dividend paid by BBI prior to the date of this Agreement; provided, however, that the parties agree that BBI shall coordinate the declaration of dividends on BBI Common Stock, and the record date and payment dates relating thereto, with the dividend record and payment dates for FCN Common Stock so that the holders of BBI Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of BBI Common Stock.

          (c) Except as expressly provided herein, during the period from the date hereof to the Effective Time, BBI and BBI Bank will not, without the prior written consent of FCN, and except as set forth in Schedule 4.01 of the BBI Disclosure Schedule:

               (i) issue, sell or pledge any capital stock or any options, warrants, or other rights to subscribe for or purchase capital stock or any securities convertible into or exchangeable for any capital stock, except pursuant to options outstanding on the date hereof under the BBI Stock Option Plan or pursuant to the exercise of the Stock Option Agreement dated of even date hereof, between FCN and BBI (the "FCN Stock Option Agreement") in accordance with its terms;

              (ii) directly or indirectly redeem, purchase or otherwise acquire any capital stock or ownership interests of BBI or BBI Bank (except for the acquisition of shares held in a fiduciary capacity or in satisfaction of debts previously contracted);

             (iii) effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise merge, liquidate, reorganize or recapitalize;

              (iv)  change its Charter, Certificate of Incorporation or Bylaws;

               (v) enter into, adopt or amend any employment agreement, severance agreement, change of control agreement or similar agreement or plan relative to the foregoing; or grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to directors, officers or employees; or except as required by law, pay or agree to pay any bonus, or adopt or make any change in any bonus, insurance, pension, or other BBI Benefit Plan or grant or award any additional shares of BBI Common Stock under the RRP;

              (vi) except in the ordinary course of its business consistent with past practice, borrow or agree to borrow any funds, including but not limited to repurchase transactions, or indirectly guarantee or agree to guarantee any obligations of others;

             (vii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in a principal amount in excess of $500,000 or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $500,000 (excluding for this purpose any accrued interest or overdrafts) (except for new loans, letters of credit or advances in an aggregate principal amount up to $2,500,000 to Raintree Homes Inc.), without the prior written consent of FCN, which approval or rejection shall be given on a timely basis after delivery by BBI to FCN of the complete loan package;

            (viii) enter into, modify or extend any agreement, contract or commitment out of the ordinary course of business, other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit documents made in the ordinary course of business;

              (ix) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance;

               (x) place on any of its real estate assets or properties any mortgage, pledge, lien, charge or other encumbrance;

              (xi) cancel any material indebtedness owing to it or any claims which it may possess or waive any rights of material value;

             (xii) sell or otherwise dispose of any real property or any material amount of tangible or intangible personal property other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness owed to BBI Bank;

            (xiii) knowingly or wilfully commit any act or fail to commit any act which will cause a material breach of any agreement, contract or commitment;

             (xiv) violate any law, statute, rule, governmental regulation, or order, which violation might have a Material Adverse Effect on BBI;

              (xv) purchase or commit to purchase any real or personal property, deposit liabilities or make any capital expenditure where the amount paid or committed therefor is in excess of $50,000, except for outstanding commitments set forth in Section 3.19 of the BBI Disclosure Schedule;

             (xvi) engage in any activity or transaction outside the ordinary course of business;

            (xvii) enter into or acquire any derivatives contract or structured note;

           (xviii) enter into any new, or modify, amend or extend the terms of any existing, contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk; or

             (xix) settle any claim, action or proceeding involving monetary damages, except in the ordinary course of business consistent with past practice.

          (d) BBI and BBI Bank shall not, without the prior written consent of FCN, wilfully engage in any transaction or wilfully take any action that would render untrue any of the representations and warranties of BBI contained in
Article III hereof, if such representations and warranties were given as of the date of such transaction or action.

          (e) BBI will, and will cause BBI Bank to, use their best efforts to maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect, including the insurance of accounts with the FDIC. BBI will, and will cause BBI Bank to, take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters known by BBI which could reasonably give rise to a claim prior to the Effective Time.

          (f) BBI and BBI Bank will as soon as possible following the execution of this Agreement, but in no event later than the Effective Time, (i) amend the First Federal Savings Bank of Barrington Employee Severance Compensation Plan (the "Employee Severance Compensation Plan") to provide that such plan shall terminate one year following the Effective Time and (ii) amend the federal stock charter of BBI Bank to repeal Section 8(A) effective no later than the Effective Time.

     Section 4.02  Certain Actions.  (a)  Neither BBI (nor BBI Bank) (i) shall
                   ---------------
solicit, initiate, participate in discussions of, or encourage or take any other action, directly or indirectly, to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Transaction (as defined below) or a potential Acquisition Transaction with respect to itself or BBI Bank or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take any other action, directly or indirectly, to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement, or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, or compensating it or BBI Bank under any of the instances described in this clause. BBI shall immediately instruct and otherwise use its best efforts to cause its directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney, or accountant retained by it or BBI Bank), consultants and other representatives to comply with such prohibitions. BBI shall immediately cease any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities. Notwithstanding the foregoing, BBI and BBI Bank may provide information at the request of, and/or enter into negotiations with, a third party with respect to an Acquisition Transaction if and only if the Board of Directors of BBI shall be advised in a written opinion of Silver, Freedman & Taff, L.L.P., or other firm of outside counsel reasonably acceptable to FCN, that such action is advisable in order for the Board of Directors of BBI to act in a manner which is consistent with its fiduciary obligations under Delaware law. BBI shall promptly notify FCN orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. This Section shall not prohibit compliance with Rules 14d-9 and 14e-2 under the Securities Exchange Act (or with any other applicable laws, regulations or directives of any public authorities) and shall not prohibit accurate disclosure by BBI in any document (including the Proxy Statement and the Registration Statement) or other disclosure under applicable law if, in the reasonable judgement of the Board of Directors of BBI, upon advice of counsel, disclosure is appropriate under applicable law.

          (b) "Acquisition Transaction" shall, with respect to BBI, mean any of the following: (i) a merger or consolidation, or any similar transaction (other than the Merger), of any company with either BBI or BBI Bank, (ii) a purchase, lease or other acquisition of all or substantially all the assets of either BBI or BBI Bank, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which would cause such person or group to become the beneficial owner of securities representing 20% or more of the voting power of either BBI or BBI Bank , but excluding the acquisition of beneficial ownership by any employee benefit plan maintained or sponsored by BBI or (iv) a tender or exchange offer to acquire securities representing 20% or more of the voting power of BBI.

                                  ARTICLE V.

     ADDITIONAL AGREEMENTS

     Section 5.01  Inspection of Records; Confidentiality.  (a)  FCN and BBI
                   --------------------------------------
shall each afford to the other and to the other's accountants, counsel and other representatives (and their Subsidiaries) reasonable access during normal business hours during the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records, including all attorneys' responses to auditors' requests for information, and accountants' work papers, developed by either of them or their respective Subsidiaries or their respective accountants or attorneys, and will permit each other and their respective representatives to discuss such information directly with each other's officers, directors, employees, attorneys and accountants. FCN and BBI shall each use their best efforts to furnish to the other all other information concerning its business, properties and personnel as such other party may reasonably request. Any failure to comply with this covenant shall be disregarded if promptly corrected without material adverse consequences to the other party. The availability or actual delivery of information shall not affect the representations, warranties, covenants, and agreements of the party providing such information that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto.

          (b) In the event that this Agreement is terminated, each party shall return all non-public documents furnished hereunder, shall destroy all documents or portions thereof prepared by such other party that contain non-public information furnished by the other party pursuant hereto and, in any event, shall hold all non-public information confidential unless or until such information is or becomes a matter of public knowledge or is or becomes known to the party receiving the information through persons other than the party providing such information.

     Section 5.02  Registration Statement; Stockholder Approval.  As soon as
                   --------------------------------------------
practicable after the date hereof, FCN shall file the Registration Statement with the SEC, and BBI and FCN shall use their best efforts to cause the Registration Statement to become effective under the Securities Act. FCN will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of FCN Common Stock in the Merger. Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. BBI shall call the BBI Stockholders' Meeting as soon as reasonably practicable after the date of this Agreement for the purpose of voting upon this Agreement and the Merger. In connection with the BBI Stockholders' Meeting, (i) BBI, with the cooperation of FCN, shall prepare the Proxy Statement as part of the Registration Statement and BBI shall mail the Proxy Statement to its stockholders and (ii) the

Board of Directors of BBI shall recommend to its stockholders as in the best interests of the stockholders the approval of this Agreement and the Merger provided, however, that such recommendation may be withdrawn, modified or amended, or not made at all, after the receipt by BBI of an offer to effect an Acquisition Transaction (as defined in Section 4.02 hereof) with BBI if and only if the Board of Directors of BBI shall be advised in a written opinion of Silver, Freedman & Taff, L.L.P., or other firm of outside counsel reasonably acceptable to FCN, that such action is advisable in order for the Board of Directors of BBI to act in a manner which is consistent with its fiduciary obligations under Delaware law.

     Section 5.03  Affiliate Letters.  BBI shall use best efforts to obtain and
                   -----------------
deliver to FCN as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five business days after) the date hereof a signed representation letter substantially in the form of Exhibit 5.03 hereto from each executive officer and director of BBI and each stockholder of BBI or other person who BBI reasonably believes is an "affiliate" of BBI within the meaning of such term as used in Rule 145 under the Securities Act and shall use its best efforts to obtain and deliver to FCN a signed representation letter substantially in the form of Exhibit 5.03 from any person who becomes an executive officer or director of BBI or any stockholder who becomes such an "affiliate" after the date hereof as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five business days after) such person achieves such status. For a period of at least two years after the Effective Time, FCN shall file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act, so that the public information provisions of Rule 144(c) under the Securities Act are satisfied and the resale provisions of paragraphs (d)(1) and (2) are therefore available to such affiliates in the event they desire to transfer shares of FCN Common Stock issued to them in the Merger.

     Section 5.04  Brokers.  Each of FCN and BBI represents, as to itself and
                   -------
its Subsidiaries, that no agent, broker, investment banker or other firm or person or officer or director of either is or will be entitled to any broker's or finder's fee or any other commission, bonus or similar fee in connection with any of the transactions contemplated by this Agreement, other than Hovde Financial, Inc., which has provided advice to BBI at its request in connection with the Merger and whose fee for such services (which is set forth in Schedule
5.04 of the Disclosure Schedule) shall be paid by BBI.

     Section 5.05  Cooperation.  Each party covenants that it will use its best
                   -----------
efforts to bring about the transactions contemplated by this Agreement as soon as practicable, unless this Agreement is terminated as provided herein. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable time.
In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of FCN or BBI, as the case may be, shall take all such necessary action. Each party shall use its reasonable best efforts to preserve for itself and the other party each available legal privilege with respect to the confidentiality of their negotiations and related communications, including the attorney-client privilege.
Notwithstanding the foregoing, the obligations of BBI and its Subsidiary set forth in this Section 5.05 shall be subject to the fiduciary obligations of the Board of Directors of BBI set forth in Sections 4.02(a) and 5.02 herein.

     Section 5.06  Regulatory Applications.  FCN, BBI and/or their respective
                   -----------------------
Subsidiaries shall, as soon as reasonably practicable, file all necessary applications relating to the Merger, the Bank Merger, and other transactions contemplated or this Agreement with all applicable regulatory authorities, and shall use their best efforts to respond as promptly as practicable to all inquiries received concerning said applications. In the event of an adverse or unfavorable determination by any regulatory authority, or in the event the Merger is challenged or opposed by any administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by FCN. The party filing an application shall deliver a copy thereof to the other party in advance of filing with a reasonable opportunity for such other party to review the application, and copies of all responses from or written communications from regulatory authorities relating to the Merger or this Agreement (to the extent permitted by law), and the filing party shall also deliver a final copy of each regulatory application to the other party promptly after it is filed with the appropriate regulatory authority. Each party shall advise the other party periodically of the status of each regulatory application.

     Section 5.07  Financial Statements and Reports.   From the date of this
                   --------------------------------
Agreement and prior to the Effective Time: (a) each party will deliver to the other, not later than ninety 90 days after the end of any fiscal year, its Annual Report on Form 10-K or 10-KSB as the case may be (and all schedules and exhibits thereto) for the fiscal period then ended prepared in conformity with generally accepted accounting principles; (b) BBI will deliver to FCN not later than 30 days after the end of any fiscal quarter, the Reports of Condition and Income filed by each of its Subsidiaries that is a financial institution with its primary regulator which shall be prepared in accordance with all applicable rules and regulations; (c) each party will deliver to the other not later than 45 days after the end of each quarter, its Report on Form 10-Q or 10-QSB, as the case may be, for such quarter as filed with the SEC which shall be prepared in conformity with generally accepted accounting principles and the rules and regulations of the SEC; and (d) BBI will deliver to FCN any and all other material reports filed by BBI or BBI Bank with the SEC, the Federal Reserve Board, the OCC, the FDIC, the OTS, or any other regulatory agency within three business days of the filing of any such report.

     Section 5.08  Notice.  At all times prior to the Effective Time, each party
                   ------
shall promptly notify the other in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Sections 6.01 or 6.02 hereof. In the event that either party becomes aware of the occurrence or impending occurrence of any event which would constitute or cause a breach by it of any of its representations and warranties, covenants or agreements herein in any material respect, or would have constituted or caused a breach by it of its representations and warranties, covenants or agreements herein in any material respect, had such an event occurred or been known prior to the date hereof, said party shall immediately give detailed and written notice thereof to the other party, and shall, unless the same has been waived in writing by the other party, use its reasonable efforts to remedy the same, provided that such efforts, if not successful, shall not be deemed to satisfy any condition precedent to the Merger.

     Section 5.09  Press Releases.  Except as provided in Section 4.02(a) or as
                   --------------
otherwise reasonably determined by a party upon advice of counsel to comply with its legal obligations, at any time prior to the Effective Time, each party shall mutually agree with the other prior to the issuance of any press release or other information to the press or any third party for general circulation with respect to this Agreement or the transactions contemplated hereby.

     Section 5.10  Delivery of Supplements to Disclosure Schedules.  Five
                   -----------------------------------------------
business days prior to the Effective Time, each party will supplement or amend its Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty made by the disclosing party which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of FCN and BBI contained, respectively, in Articles II and III hereof in order to determine the fulfillment of the conditions set forth in Section 6.01(a) and 6.02(a) hereof as of the date of this Agreement, the Disclosure Schedule of each party shall be deemed to include only that information contained therein on the date it is initially delivered to the other party.

     Section 5.11  Litigation Matters.  BBI will consult with FCN about any
                   ------------------
proposed settlement, or any disposition of, any litigation involving amounts in excess of $50,000.

     Section 5.12  Options; RRP; BBI Employee Stock Ownership Plan; Employment
                   -----------------------------------------------------------
                   Agreements; Benefits and Related Matters.
                   ----------------------------------------

          (a) BBI Stock Option Plan.  The BBI Stock Option Plan and each BBI
              ---------------------
Stock Option outstanding on the date hereof and remaining outstanding immediately prior to the Effective Time shall, at the Effective Time, be assumed by FCN and each such option shall be converted automatically into an option to purchase shares of FCN Common Stock in an amount and at an exercise price determined as provided below and (otherwise subject to, the terms of BBI's Stock Option Plan):

               (i) The number of shares of FCN Common Stock to be subject to the substituted option shall be equal to the product of the number of shares of BBI Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of FCN Common Stock resulting from such multiplication shall be rounded to the nearest share; and

              (ii) The exercise price per share of FCN Common Stock under the substituted option shall be equal to the exercise price per share of BBI Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent.

              The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to BBI shall be deemed to be references to FCN.

              Notwithstanding the foregoing, each director of BBI and each employee of BBI named on Exhibit 5.12(a) hereto and who is a holder of a BBI Stock Option pursuant to the BBI Stock Option Plan outstanding on the date hereof and remaining outstanding at the Effective Time shall receive from FCN, as soon as reasonably practical after the Effective Time, whether or not the BBI Stock Option is then exercisable, a cash payment in an amount equal to the product of (i) the number of shares of BBI Common Stock subject to such option listed on Exhibit 5.12(a) and (ii) the excess, if any, of $25.85 over the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements; provided, however, the amount herein payable to a director or employee shall be subject to a cut-back, if necessary, so that FCN is not obligated to make a payment in respect of a BBI Stock Option that will not be deductible, because of Section 280G of the Code. Such cash payments shall be in consideration for, and shall result in, the settlement and cancellation of such options only to the extent of the shares subject to such option listed on Exhibit 5.12(a). The portion of the options that shall be settled and cancelled shall be the portion scheduled to vest at the latest dates. As a condition to the receipt of a cash payment in cancellation of options, each option holder shall execute and deliver to FCN a cancellation agreement in form and substance reasonably satisfactory to FCN.

          (b) RRP.  The RRP and each RRP agreement issued thereunder outstanding
              ---
on the date hereof and remaining outstanding immediately prior to the Effective Time shall, at the Effective Time, be assumed by FCN. Any shares of FCN Common Stock ("FCN Restricted Stock") to be issued pursuant to this Agreement in exchange for shares of BBI Common Stock that are subject to forfeiture restrictions ("Restricted Stock") under the RRP shall remain subject to the same forfeiture restrictions formerly applicable to the BBI Common Stock, an appropriate legend may be made on the certificates for FCN Restricted Stock issued in the exchange indicating the applicable restrictions and any related agreement(s) that apply to the vesting or forfeiture of such shares (and the FCN Restricted Stock shall otherwise be subject to the terms of the RRP) and the certificates for FCN Restricted Stock may be held in safekeeping by or on behalf of FCN pending expiration of the forfeiture restrictions.

              Notwithstanding the foregoing, each director of BBI and each employee of BBI named on Exhibit 5.12(b) hereto and who is a holder of Restricted Stock pursuant to the RRP outstanding on the date hereof and remaining outstanding at the Effective Time shall receive from FCN, as soon as reasonably practical after the Effective Time, whether or not the Restricted Stock is then exercisable, a cash payment in an amount equal to the product of (i) the number of shares of Restricted Stock held by or for the account of such director or employee and listed on Exhibit 5.12(b) and (ii) $25.85, net of any cash which must be withheld under federal and state income and employment tax requirements; provided, however, the amount herein payable to a director or employee shall be subject to a cut-back, if necessary, so that FCN is not obligated to make a payment in respect of Restricted Stock that will not be deductible, because of Section 280G of the Code. Such cash payments shall be in consideration for, and shall result in, the settlement and cancellation of such Restricted Stock only in respect of the shares of Restricted Stock listed on Exhibit 5.12(b). The shares of Restricted Stock that shall be deemed settled and cancelled shall be the shares of Restricted Stock scheduled to vest at the latest dates. As a condition to the receipt of a cash payment in cancellation of Restricted Stock, each holder shall execute and deliver to FCN a cancellation agreement in form and substance reasonably satisfactory to FCN.

          (c)  BBI Employee Stock Ownership Plan.
               ---------------------------------

     From and after the date of this Agreement through the Effective Time, BBI and its Subsidiary may make such contributions to the ESOP as BBI and its Subsidiary shall reasonably determine to maximize repayment of the ESOP loan; provided, however, that all such contributions shall be deductible by BBI or the BBI Subsidiary under Section 404 of the Code and otherwise in compliance with
Section 415 of the Code. At or immediately prior to the Effective Time, the ESOP shall be amended to provide that (i) a participant shall not be required to be employed on the last day of the plan year to receive allocations thereunder,
(ii) the definition of compensation for all purposes of the ESOP including allocations under Section 415 of the Code shall be W-2 wages limited, however, to the amount of W-2 wages received in calendar year 1995, (iii) all accounts thereunder shall be fully vested and nonforfeitable and (iv) the FCN Common Stock issued upon the conversion of the BBI Common Stock in the Merger shall become the qualifying employer security for purposes of the ESOP subject to the following provisions of this paragraph. From and after the Effective Time through December 31, 1997, FCN shall make, or shall cause a FCN Subsidiary to make such maximum annual contributions to the ESOP, as permitted by Sections 404 and 415 of the Code, so as to maximize payments on the ESOP loan as promptly as practicable and to maintain the ESOP as a separate plan for the benefit of those persons who are ESOP participants immediately prior to the Effective Time, it being the intention of the parties that through December 31, 1997 the ESOP will be maintained exclusively for the benefit of those persons employed by BBI or a BBI Subsidiary prior to the Effective Time and during such period allocations of benefits shall be made to them to the maximum extent permitted by law. Upon payment in full of the ESOP loan on December 31, 1997, FCN shall cause the ESOP to be terminated or merged into another tax-qualified plan of FCN as soon as practicable thereafter. FCN, at its expense, may in its discretion file one or more Applications for Determination with the appropriate district office of the Internal Revenue Service (the"Key District Office") relating to the amendment and termination or merger of the ESOP and the distribution of the assets of the ESOP to participants, former participants and their beneficiaries and the requirements of this paragraph shall be subject to any requirements imposed by the Internal Revenue Service as a condition for determining that the ESOP continues to be qualified under Section 401(a) and 4975 of the Code. If the ESOP loan has not been fully retired as of December 31, 1997, then the Application for Determination will include a request for the conversion to cash of a sufficient amount of FCN Common Stock to retire the ESOP loan. Upon receipt of a favorable Determination Letter from the Key District Office in response to the Application for Determination, FCN shall cause the ESOP to make distribution of benefits from the ESOP at the earliest practicable time in a manner consistent with the favorable Determination Letter. In this regard participants, former participants, and their beneficiaries will be offered the ability to transfer to or to make a tax-free rollover, to the extent permitted by law, to an individual retirement account at their election. In the event that a person listed on the attached Exhibit 5.12(c) is employed by BBI or a BBI Subsidiary immediately prior to the Effective Time, then such person shall as soon as practicable following the calendar year of his termination of employment, or if earlier upon the termination or merger of the ESOP be paid by FCN or an FCN Subsidiary an amount equal to the aggregate of (i) the cash amount set forth opposite his/her name on Exhibit 5.12(c) plus (ii) $25.85 divided by the Exchange Ratio (as adjusted for recapitalizations, stock splits and the like but not stock dividends) multiplied by the difference between (x) the amount of shares listed opposite his/her name on Exhibit 5.12(c) multiplied by the Exchange Ratio (as adjusted for recapitalizations, stock splits, stock dividends and the like) and (y) the number of shares of FCN Common Stock allocated to his/her account under the ESOP as of the end of the calendar year following such employment termination plus (iii) the amount of the cash dividends on the number of shares of FCN Common Stock resulting from (x)-(y) above with record dates on or after the Effective Time through the date of termination of employment; provided, however, that FCN shall not be obligated to make any such cash payment under any circumstances in which such payments are or will not be deductible because of Section 280G of the Code and provided further, that the amount specified in Exhibit 5.12(c) shall be subject to verification and confirmation by FCN prior to payment. Notwithstanding the forgoing, BBI shall make an application to the Key District Office for a determination letter or ruling relating to the proposed termination of the ESOP as of the Effective Time providing for the conversion to cash of a sufficient number of FCN Common Stock received in the Merger with respect to unallocated employer securities to fully retire the ESOP loan with all remaining unallocated employer securities (or proceeds) being allocated as ESOP earnings to participants or former participants of the ESOP without any amount thereof being subject to limitation on allocation under Section 415 of the Code. In the event that a favorable determination letter or ruling is received by BBI prior to December 31, 1996 relating to the matters set forth in the preceding sentence and allocations to participants consistent with such favorable determination letter or ruling will result in the same or substantially the same economic value to the persons listed on Exhibit 5.12(c) as would be received by such persons had the ESOP been continued through December 31, 1997, then the ESOP may be terminated by FCN with distribution of assets being made as soon as practicable thereafter with recipients being given the opportunity for transfer or tax-free rollover to individual retirement accounts.

          (d) Written Agreements with Employees.   As soon as practicable
              ---------------------------------
following the execution of this Agreement, BBI and/or BBI Bank will enter into new employment agreements with Messrs. Hugh H. Palmer and Peter S. Fidler and Ms. Georgeanna Smalarz in a form reasonably acceptable to BBI and FCN for the periods set forth in the next sentence, in exchange for the cancellation and termination of their existing severance agreements as of the Effective Time.
FCN agrees to continue to employ Messrs. Hugh H. Palmer and Peter S. Fidler and Ms. Georgeanna Smalarz at their same compensation currently in effect as of the Effective Time for a period of 24 months, 18 months and 18 months, respectively. FCN shall assume all of the obligations of BBI Bank under the Employee Severance Plan. The rights of BBI or BBI Bank employees under the Employee Severance Plan shall be deemed for all purposes of this Agreement to be vested contractual rights of such employees and the obligation of FCN with respect thereto shall survive the Effective Time.

          (e) Continuing Employees.  To the extent permitted by applicable law,
              --------------------
from and after the Effective Time, the former employees of BBI and BBI Bank who are continuing employees of FCN or any FCN Subsidiary after the Effective Time (the "Continuing Employees") shall be entitled to participate in the applicable FCN benefit plans and receive full credit for their prior employment with BBI and BBI Bank as if they were then employed by FCN or an FCN Subsidiary for purposes of eligibility to participate in, vesting and benefits (but not accrual of benefits under any FCN defined benefit plans); except, however, any Continuing Employee shall not participate in any FCN defined contribution retirement plan for plan years prior to 1998 during which they received allocations under the ESOP and any Continuing Employee who terminates employment for any reason after the Effective Time and receives severance payments pursuant to or calculated based upon the Employee Severance Plan shall not be entitled to severance or other benefits under the FCN Reduction in Workforce Policy or any successor FCN severance or reduction policy or plans. The Continuing Employees will not be subject to any exclusion or penalty for pre-existing conditions that were covered under the BBI health plan immediately prior to the Effective Time or any waiting period relating to coverage under the FCN health plan. Effective one year following the Effective Time, Continuing Employees rights under the Employee Severance Plan shall terminate.

     Section 5.13  Extent of Knowledge.  For purposes of this Agreement and any
                   -------------------
other certificate or document delivered by one party to the other pursuant hereto, the "best knowledge" of FCN or BBI shall be limited to matters actually known to any of its executive officers.

     Section 5.14  Tax Treatment.  Neither BBI or BBI Bank, nor FCN or any of
                   -------------
the FCN Subsidiaries, shall voluntarily take any action which would disqualify the transaction contemplated in this Agreement as a "reorganization" pursuant to
Section 368(a) of the Code.

     Section 5.15  Stock Exchange Listing.  FCN shall use its best efforts to
                   ----------------------
list on the NYSE subject to official notice of issuance, the shares of FCN Common Stock to be issued in the Merger.

     Section 5.16  Directors' and Officers' Indemnification Insurance.  FCN
                   --------------------------------------------------
agrees that the Merger shall not affect or diminish any of BBI's or BBI Bank's duties and obligations of indemnification existing immediately prior to the Effective Time in favor of employees, agents, directors, or officers of BBI or BBI Bank arising by virtue of the Certificate of Incorporation, Charter or Bylaws of BBI and BBI Bank in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. FCN shall cause the persons serving as officers and directors of BBI and BBI Bank immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policy maintained by BBI and BBI Bank (provided that FCN may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such.

     Section 5.17  Reservation of Shares.  FCN shall take all corporate action
                   ---------------------
necessary to reserve for issuance a sufficient number of shares of FCN Common Stock for delivery pursuant to the plans referred to in Section 5.12(a) hereof. As soon as practicable after the Effective Time, FCN shall file an appropriate registration statement or registration statements (which may be done by means of an amendment to the Registration Statement) with respect to such shares and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as necessary to cover issuance of such shares pursuant to such plans.

     Section 5.18  Data Processing and Contracts.  To the extent permitted by
                   -----------------------------
applicable regulatory requirements:

     (a) Commencing on the date hereof and continuing through the Effective Time, BBI agrees to provide reasonable access to its facilities, personnel, files and equipment, and the facilities, personnel, files and equipment of its Subsidiary, and agrees to use its reasonable best efforts to provide such access to third parties providing services or equipment to BBI or its Subsidiary, to officers, employees, agents and representatives of FCN and its Subsidiaries for the purpose of FCN effecting a conversion (the "Conversion") of the data processing and operating systems of BBI and its Subsidiary to the data processing and operating systems of FCN and its Subsidiaries at the Effective Time or as soon as possible thereafter as FCN may determine. Such access, which shall include, without limitation, the right of FCN and its Subsidiaries to install and test on the premises of BBI and its Subsidiary all equipment and systems necessary or appropriate to effect the Conversion, the right to train officers, employees, agents and representatives of BBI and its Subsidiary, and the right to maintain without cost or expense to FCN or its Subsidiaries adequate working space on site at BBI and its Subsidiary. Such access and Conversion activities shall be designed and implemented to the extent reasonably practicable to limit interference with the normal business of BBI and its Subsidiary. Immediately upon execution of this Agreement and through the Effective Time, BBI agrees to make available and cause its Subsidiary to make available, Georgeanna Smalarz, Vice President and Sandy Wilson, Assistant Vice President and any other officer, employee or agent who BBI management reasonably believes has the appropriate training and expertise in data processing and operations to work with FCN and its Subsidiaries in order to effectuate the Conversion. BBI and FCN agree to jointly review and approve all external communications relating to the Conversion.

     (b) From the effective date of this Agreement through the Effective Time, BBI agrees that neither it nor its Subsidiary will, except with respect to loans, extensions of credit and deposit taking activities, enter into, renew, extend, modify or terminate any contract or other agreement with an aggregate value in excess of $25,000 (i) without consulting with FCN or (ii) if FCN advises against such action, unless, in the case of (ii), BBI reasonably believes such action is in the best interests of BBI and will not unduly restrict, delay or materially increase the expenses of the Conversion. BBI and its Subsidiary will use their reasonable efforts to implement prior to the Effective Time the joint decision of BBI and FCN with respect to any such agreement.

                                  ARTICLE VI.

     CONDITIONS

     Section 6.01  Conditions to the Obligations of FCN.  Notwithstanding any
                   ------------------------------------
other provision of this Agreement, the obligations of FCN to consummate the Merger are subject to the following conditions precedent (except as to those which FCN may chose to waive):

          (a) All of the representations and warranties made by BBI in this Agreement and in any documents or certificates provided by BBI in accordance with this Agreement shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time except for information contained in a subsequent Disclosure Schedule of BBI relating to any event or series of events arising after the date hereof which does not have a Material Adverse Effect on BBI or as otherwise contemplated by this Agreement;

          (b) BBI shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time;

          (c) There shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any federal or state government or governmental agency or instrumentality or court, which would prohibit FCN's ownership or operation of all or a material portion of the business or assets of BBI or BBI Bank, or would compel FCN to dispose of all or a material portion of the business or assets of BBI Bank, as a result of this Agreement, or which would render FCN or BBI unable to consummate the transactions contemplated by this Agreement;

          (d) Since the date hereof, BBI shall not have suffered Material Adverse Effect;

          (e) FCN shall have received the opinion of Silver, Freedman & Taff, L.L.P., counsel to BBI, in the form of the attached Exhibit 6.01(e);

          (f) FCN shall have received a certificate signed by the President and Chief Executive Officer of BBI, dated as of the Effective Time, certifying that based upon his best knowledge, the conditions set forth in Sections 6.01(a),
(b), (c) and (d) hereof have been satisfied; and

          (g) All regulatory approvals and consents to consummate the Bank Merger shall have been received and all required waiting periods shall have expired.

          (h) As of the end of the month ending prior to the Closing Date, the consolidated stockholders' equity of BBI shall not be less than $11.3 million. In computing such amount, the determination shall be made in accordance with generally accepted accounting principles as in effect on the date hereof and applied consistently with prior periods and there shall be added back the following expenses, charges and similar amounts which are paid or accrued by BBI or its Subsidiary: (i) all Merger related expenses for executive compensation, investment banker fees and expenses, legal fees and expenses, accounting fees and expenses, expenses of the Stockholder Meeting, expenses for the preparation, printing and mailing of the proxy statement, and expenses for the preparation of regulatory applications and the registration statement; (ii) expenses requested or required in writing by FCN; (iii) any one-time special insurance premium assessed by the FDIC on deposits insured by the SAIF; (iv) charges related to any change in generally accepted accounting principles or regulatory accounting principles that would require the bad debt reserve of a thrift institution to be restored to income; (v) charges, fees and expenses related to any change with respect to, or effect on, BBI resulting from any other matter affecting depository institutions generally, including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; and (vi) any other items of expense which are mutually agreed to by BBI and FCN.

     Section 6.02  Conditions to the Obligations of BBI.  Notwithstanding any
                   ------------------------------------
other provision of this Agreement, the obligations of BBI to consummate the Merger are subject to the following conditions precedent (except as to those which BBI may chose to waive):

          (a) All of the representations and warranties made by FCN in this Agreement and in any documents or certificates provided by FCN in accordance with this Agreement shall have been true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time except for information contained in a subsequent Disclosure Schedule of FCN relating to any event or series of events arising after the date hereof which does not have a Material Adverse Effect on FCN or as otherwise contemplated by this Agreement;

          (b) FCN shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time;

          (c) BBI shall have received the opinion of Sherman I. Goldberg, Executive Vice President, General Counsel and Secretary, to FCN, in the form attached hereto as Exhibit 6.02(d); and

          (d) BBI shall have received a certificate signed by any Executive Vice President or more senior officer of FCN, dated as of the Effective Time, that based upon his best knowledge, the conditions set forth in Sections 6.02(a), (b) and (c) have been satisfied.

     Section 6.03  Conditions to the Obligations of the Parties.
                   --------------------------------------------
Notwithstanding any other provision of this Agreement, the obligations of FCN on the one hand, and BBI on the other hand, to consummate the Merger are subject to the following conditions precedent (except as to those which FCN or BBI may chose to waive):

          (a) No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect;

          (b) The parties shall have received all applicable regulatory approvals and consents to consummate the transactions contemplated in this Agreement and all required waiting periods shall have expired;

          (c) The Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC;

          (d) Each party shall have received, in form and substance reasonably satisfactory it, an opinion, dated as of the Effective Time, from its counsel substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

               (i)  The Merger will constitute a tax free reorganization under
                    Section 368(a)(1)(A) of the Code and FCN and BBI will each be a party to the reorganization;

              (ii) No gain or loss will be recognized by FCN or BBI as a result of the Merger;

             (iii) No gain or loss will be recognized by the stockholders of BBI who exchange their BBI Common Stock solely for FCN Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in FCN Common Stock);

              (iv) The tax basis of the FCN Common Stock received by stockholders who exchange all of their BBI Common Stock solely for FCN Common Stock in the Merger will be the same as the tax basis of the BBI Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

               (v) The holding period of FCN Common Stock received by stockholders of BBI in the Merger will include the period during which the shares of BBI Common Stock surrendered in exchange therefor were held; provided, such BBI Common Stock was held as a capital asset by the holder of such BBI Common Stock at the Effective Time.

     In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of FCN, BBI and others.

          (f) The FCN Common Stock to be issued to holders of BBI Common Stock shall have been approved for listing on the NYSE subject to official notice of issuance; and

          (g) The Merger shall have been approved by the requisite vote of the holders of BBI Common Stock.


                                 ARTICLE VII.

     TERMINATION; EXPENSES; AMENDMENT; WAIVER

     Section 7.01  Termination.  This Agreement may be terminated at any time
                   -----------
prior to the Effective Time:

          (a) By the mutual written consent of the Boards of Directors of FCN and BBI;

          (b) At any time prior to the Effective Time, by FCN or BBI if there shall have been a final judicial or regulatory determination (as to which all periods for appeal shall have expired and no appeal shall be pending) that any material provision of this Agreement is illegal, invalid or unenforceable (unless the enforcement thereof is waived by the affected party) or denying any regulatory application the approval of which is a condition precedent to either party's obligations hereunder;

          (c) At any time on or before the date specified in 7.01(f) hereof, by FCN or BBI in the event that any of the conditions precedent to the obligations of such party to the Merger are rendered impossible to be satisfied or fulfilled by said date (other than by reason of a breach by the party seeking to terminate);

          (d) By either party at any time after the stockholders of BBI fail to approve this Agreement and the Merger by the required vote at the BBI Stockholders' Meeting;

          (e) By FCN or BBI, in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach would result in the failure to satisfy the closing condition set forth in Section 6.01(a) or 6.01(b), in the case of FCN, or Section 6.02(a) or 6.02(b), in the case of BBI, and which breach cannot be or is not cured within 30 days after written notice of such breach is given by the non-breaching party to the party committing such breach; or

          (f) By either party on or after December 31, 1996, in the event the Merger has not been consummated by such date (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein).

          In the event either party elects to effect any termination pursuant to
Section 7.01(b) through 7.01(f) above, it shall give written notice to the other party hereto specifying the basis for such termination.

     Section 7.02   Expenses.  Each of the parties shall bear its own costs,
                    --------
fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby; provided, however the costs of expenses of printing and mailing the proxy statement and printing the Registration Statement and all filing and other fees paid to the SEC in connection with the Merger shall be borne equally by FCN and BBI.

     Section 7.03  Survival of Agreements.  In the event of termination of this
                   ----------------------
Agreement by either FCN or BBI as provided in Section 7.01, this Agreement shall forthwith become void and have no effect except that (i) the agreements contained in Sections 5.01(b), 5.05 and 7.02 hereof shall survive the termination hereof and (ii) nothing contained in this Section 7.03 shall relieve any party thereto from any liability for any willful and material breach of this Agreement.

     Section 7.04  Amendment.  This Agreement may be amended by the parties
                   ---------
hereto by action taken or authorized by their respective Boards of Directors at any time before or after approval hereof by the stockholders of BBI but, after such approval, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by the stockholders of BBI without the approval of the stockholders of BBI. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. FCN and BBI may, without approval of their respective Boards of Directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any regulatory approval or acceptance of the Merger or of this Agreement or to effect or facilitate any regulatory or governmental filing or recording required for the consummation of any of the transactions contemplated hereby.

     Section 7.05  Waiver.  Any term, provision or condition of this Agreement
                   ------
(other than the requirement of BBI stockholder approval) may be waived in writing at any time by the party which is entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by FCN of BBI or BBI of FCN prior to or after the date hereof shall estop or prevent either party form exercising any right hereunder or be deemed to be a waiver of any such right.


                                 ARTICLE VIII.

     GENERAL PROVISIONS

     Section 8.01  Survival.  All representations, warranties, covenants and
                   --------
agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective Time) shall not survive the Effective Time, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive FCN or BBI (or any of their respective directors, officers, employees or agents) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any stockholder or former stockholder of either FCN of BBI, the aforesaid representations, warranties, and covenants being material inducements to consummation by FCN, BBI and the Surviving Corporation of the transactions contemplated hereby.


     Section 8.02  Notices.  All notices and other communications hereunder
                   -------
shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

          (a) if to FCN:

               First Chicago NBD Corporation
               One First National Plaza
               Suite 0035
               Chicago, Illinois 60670

               Attention:  Terence C. Wise




               copy to:

               First Chicago NBD Corporation
               One First National Plaza
               Suite 0292
               Chicago, Illinois 60670

               Attention:  Daniel P. Cooney




          (b)  if to BBI:

               Barrington Bancorp, Inc.
               120 S. Hough Street
               Barrington, Illinois 60010



               copy to:  Hugh H. Palmer

               Silver, Freedman & Taff, L.L.P.
               1100 New York Avenue, N.W.
               Suite 700
               Washington, D.C. 20005

               Attention:  Christopher R. Kelly, P.C.

     Section 8.03  Applicable Law.  This Agreement shall be construed and
                   --------------
interpreted according to the laws of the State of Delaware without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

     Section 8.04  Headings.  The article headings and section headings
                   ---------
contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 8.05  Severability.  If any term, provision, covenant, or
                   ------------
restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

     Section 8.06  Entire Agreement; Binding Effect; Non-Assignment;
                   -------------------------------------------------
Counterparts; No Third-Party Beneficiaries.  Except as otherwise expressly
------------------------------------------
provided herein, this Agreement (including the documents and instruments referred to herein) and the FCN Option Agreement constitute the entire agreement between the parties hereto and supersede all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement. Except for provisions of Sections
5.12 and 5.16 hereof, neither this Agreement nor the FCN Option Agreement is intended to confer upon any person other than the parties thereto any rights or remedies thereunder.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                                                   FIRST CHICAGO NBD CORPORATION



                                                   By:
                                                      -------------------------
 ------------------------
   Assistant Secretary



                                                   BARRINGTON BANCORP, INC.



                                                   By:
                                                      -------------------------
                                                        Hugh H. Palmer
                                                        President
 ------------------------
      Secretary